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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                            OF JAVELIN SYSTEMS, INC.


     JAVELIN SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

     1. The name of the Corporation is Javelin Systems, Inc. The Corporation was originally incorporated under the name Sunwood Research, Inc. The Certificate of Incorporation for Sunwood Research, Inc. was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 19, 1995.

     2. Pursuant to an Action by Unanimous Written Consent in lieu of a meeting of the Board of Directors of the Corporation, the Corporation adopted resolutions setting forth a proposed Amended and Restated Certificate of Incorporation of the Corporation, declaring said Amended and Restated Certificate of Incorporation to be advisable and authorizing the officers of the Corporation to present the proposed Amended and Restated Certificate of Incorporation to the stockholders of the Corporation for their consideration.

     3. Thereafter, the proposed Amended and Restated Certificate of Incorporation of the Corporation was approved by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at a duly convened annual meeting of stockholders called in accordance with
Section 222 of the DGCL.

     4. Pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation restates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation filed with the Secretary of State on August 23, 1996 and the Certificate of Amendment of Amended and Restated Certificate of Incorporation of this Corporation filed with the Secretary of State October 3, 1996.

     5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

     6. The text of the Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:

     FIRST. The name of the Corporation is Javelin Systems, Inc.

     SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                      1.

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     FOURTH.

     (A) AUTHORIZED SHARES. The total number of shares which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares of capital stock, of which twenty million (20,000,000) shares shall be designated Common Stock, par value of $.01 per share, and one million (1,000,000) shares shall be designated Preferred Stock, par value of $.01 per share.

     (B) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said classes or series to be distinctively designated (each such resolution and designation hereinafter being referred to as a "Preferred Stock Designation"). The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other classes or series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such class or series, including, but without limiting the generality of the foregoing, the following:

     (1) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except as otherwise provided by the Board of Directors in the resolution establishing such class or series) may be increased or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like actions of the Board of Directors;

     (2) The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

     (3) The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange;

     (4) Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

     (5) The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

                                      2.

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     (6) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of Preferred Stock;

     (7) The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, including the right, voting as a class or series by itself or together with the holders of any other class or classes or series of the same or other class or classes of Preferred Stock or all classes or series of Preferred Stock, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation, or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

     (8) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

     FIFTH. The Board of Directors shall consist of not less than three (3) nor more than seven (7) directors, the precise number thereof to be fixed from time to time by vote of a majority of the Board of Directors; PROVIDED, HOWEVER, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

     The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At the annual meeting of stockholders beginning in 1997, and at each annual meeting thereafter, successors to the class of directors whose term expires at that annual meeting of stockholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

                                      3.

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     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the Preferred Stock Designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     SIXTH. Directors of the Corporation may be removed, with or without cause, by stockholders by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     SEVENTH. All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors in furtherance and not in limitation of the powers conferred by statute. In furtherance and not in limitation of such powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal the bylaws made by the Board of Directors.

     EIGHTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     NINTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

     TENTH. The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights and powers conferred herein are subject to this reserved power; PROVIDED, HOWEVER, that subject to the powers and rights provided for herein or in any Preferred Stock Designation with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with, this Article TENTH or Articles FIFTH or SIXTH of this Certificate of Incorporation.

                                      4.
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     ELEVENTH. The Board of Directors shall have the power to hold its meetings within or outside the State of Delaware, at such place as from time to time may be designated by the bylaws of the Corporation or by resolution of the Board of Directors.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be signed by Horace M. Hertz, its Chief Executive Officer, and attested by Horace M. Hertz, its Secretary, this 12th day of January, 1999.


                                 -----------------------
                                 Horace M. Hertz
                                 Chief Financial Officer

ATTEST:


--------------------------
Horace M. Hertz, Secretary

                                      5.